AGREEMENT INCLUDING
                               -------------------
                             RELEASES OF ALL CLAIMS
                             ----------------------

         This Agreement including Releases of All Claims (hereinafter referred to as ("the Release Agreement") is executed by and between M. O. Rife, III ("Rife"), Joe Bill Bennett ("Bennett"), Power Exploration, Inc. ("Power"), Moroil, Inc. ("Moroil"), and Rife Oil Properties, Inc. ("Rife Oil"), sometimes collectively known as the "Power Parties" and Global Universal, Inc., of Delaware ("Global"), Ronald W. Welborn ("Welborn"), Reginald Layfatte Davis, Individually, and in his capacity as Trustee of the Welborn II Family Trust ("Davis"), Henry W. Simon, Jr. ("Simon"), Simon, Warner & Doby, L.L.P. ("SWD"), Faun Rowland ("Rowland"), sometimes collectively known as Ronald Welborn and the "Global Parties", to be effective from and after this 7th day of February, 2001.

                             INTRODUCTORY PROVISIONS
                             -----------------------

         The following matters constitute the basis for the Release Agreement:

         I. On or about August 15, 2000, the parties executed a series of agreements which were evidenced by documents, securities, promissory notes, and ancillary understandings placed in escrow with Patrick A. Reardon, Attorney At Law, 201 Main Street, Suite 585, Fort Worth, Texas, 76102, pending completion of certain matters. Exhibit "A", attached hereto, lists such documents.

         II. Subsequent to the opening of the escrow through the offices of Mr. Reardon circumstances changed, with the result that it became impracticable for the parties and others with whom the parties had contracted to perform the undertakings as evidenced by the August documents, and the parties hereto and thereto desire to rescind those agreements. On or about January 2, 2001, at the request of Bennett, and with the knowledge and consent of Global, Welborn, and the other parties to this Release Agreement, Mr. Reardon returned to James D. Ragland, Jr., his cashier's check dated August 22, 2000, in the amount of $10,000.00, which was to be a portion of the consideration for certain of the undertakings.

         III. Power today requires additional financing. The Power Parties have agreed to use their best efforts to provide such additional financing upon condition that certain securities issued and/or to be issued to Global be transferred without cost to Power. Welborn is a current shareholder of Power, and he desires to take such steps and actions as are appropriate to improve the performance and prospects of Power and its shareholders. Welborn and the Global Parties believe that the efforts of Rife and Bennett will benefit Power. In return for the delivery of such described securities and promissory notes or are set forth herein Welborn and the Global Parties and their attorneys, officers, agents and each and every one of their affiliates and companies wholly or partially owned, whether directly or indirectly, by such Global Parties will receive from the Power Parties full and complete releases of all claims. Likewise, Welborn, the Global Parties and each of them will release the Power Parties from all claims.



AGREEMENT INCLUDING RELEASES OF ALL CLAIMS  -  Page 1
------------------------------------------

         IV. Global, Welborn and Davis are represented by Patrick Reardon, Esq. and Simon, Warner & Doby, L.L.P. Power Exploration, Inc., Moroil, Inc., Rife Oil Properties, Inc., Messrs. Rife and Bennett have been urged by the other parties to this Agreement to engage separate legal counsel, but have declined to do so.

                                   AGREEMENTS
                                   ----------

         1. Pursuant hereto Global Universal, Inc., of Delaware and Rife Oil Properties, Inc. mutually rescind the prior sale of Seven Million Shares of Power Exploration stock from Rife to Global. At Rife's request, Global does hereby return, without having assumed any ownership interest or liability, to Rife Oil Properties, Inc.Seven Million Shares (7,000,000) of the common stock of Power Exploration, Inc., as evidenced by Certificate Number PEC 92327 issued December 14, 1999, to Global Universal, Inc., of Delaware in the sum of Seven Million Shares, subject to restrictions of transfer as evidenced by legend on reverse side of certificate.

         2. Pursuant hereto Global Universal, Inc., of Delaware and Rife Oil Properties, Inc. mutually rescind the prior sale of One Million Shares of Power Exploration stock from Rife to Global. At Rife's request, Global does hereby return, without having assumed any ownership interest or liability, to Rife Oil Properties, Inc. Certificate Number PEC 92328 issued to Global Universal Inc., of Delaware in the amount of One Million Shares (1,000,000) of common stock restricted as to transfer as reflected by legend on reverse side as of the date of December 14, 1999.

         3. The contracts, agreements and instruments listed as numbers 1, 5, 6, 7, 8, 13, and 14 on the attached Exhibit "A" are rescinded.

         4. Global Universal, Inc. of Delaware shall also deliver to the transferees of the stock certificate indicated above stock powers executed in blank. Power Exploration, Inc. represents, warrants and agrees with Global Universal, Inc. of Delaware that the Rife Oil Properties, Inc. is receiving the shares of stock being returned to it for investment and not with a view to re-issuance or distribution. No such re-issuance or distribution shall be made without complying with the applicable provisions of the securities laws.

         5. Global Universal, Inc., of Delaware does hereby return, without having assumed any ownership interest or liability, to Moroil, Inc., of Fort Worth, Tarrant County, Texas, for recission, and not as a result of payment or other discharge, that one certain non-recourse promissory note dated August 16, 2000, issued by Moroil, Inc., as borrower to Global Universal, Inc., of Delaware in the principal amount $300,000.00 bearing interest at Eight Percent (8.0%) per annum with a final maturity at August 15, 2002.



AGREEMENT INCLUDING RELEASES OF ALL CLAIMS  -  Page 2
------------------------------------------

         6. Upon the execution hereof by all parties, Patrick Reardon, in his capacity as the escrow agent, shall deliver or dispose of the documents identified above that also appear on Exhibit "A" to the recipients indicated on Exhibit "A" or dispose of the documents as directed on Exhibit "A." Upon such delivery or disposition, (a) Mr. Reardon shall have completed in full all of his duties as the escrow agent and be released from that position, and (b) thereafter he shall have no further duty, obligation or liability to any party with respect to the escrow or pursuant to this Release Agreement, subject to any follow-up transactions and/or filings required under the securities laws.

         7. Each of the corporations and partnerships that are parties hereto represent and warrant to the other parties that all board or partner approvals and other authorizations have been obtained to authorize the execution and delivery of this Release Agreement and the transactions contemplated here.

                                    RELEASES
                                    --------

         1. The Power Parties on behalf of each of themselves, their respective agents, servants, successor and assigns, including each and every one of their affiliates and companies wholly or partially owned, whether directly or indirectly, by such Power Parties, and on behalf of any other person claiming by, through or under the said Power Parties do hereby release and forever discharge Welborn and each of the Global Parties and all additional respective attorneys, agents, employees, officers, directors, shareholders, representatives, attorneys, successors and assigns and related companies and/or entities from any and all claims of every kind and character, actions, causes of action, charges, complaints, liabilities, obligations, controversies, breaches, damages, costs or expenses, known or unknown, in law and equity, which the said Power Parties may now have or hereafter have or hold as against Welborn and the Global Parties, or the above mentioned attorneys without limitation arising from, directly or indirectly, any or all of the transactions heretofore undertaken, completed, negotiated, or incomplete, and/or abandoned by and between the Power Parties or each of them on the one hand, and the other parties to this Release Agreement or each of them on the other hand and/or any act or omission, negligence, breach of duty, or other inappropriate behavior of any kind or character upon which any claim of liability could be asserted. Likewise, the Power Parties agree to hold harmless, defend, and indemnify Welborn and the Global Parties against and all claims which may be asserted or attempted by third parties or authorities against Welborn and the Global Parties for any of the transactions mentioned or contemplated herein.




AGREEMENT INCLUDING RELEASES OF ALL CLAIMS  -  Page 3
------------------------------------------

         2. Welborn and the Global Parties do hereby release M.O. Rife, III, Joe Bill Bennett and Power Exploration and each of their respective agents, employees, officers, directors, shareholders, representatives, attorneys, successors and assigns from any and all claims of every kind and character, actions, causes of action, charges, complaints, liabilities, obligations, agreements or controversies arising directly, or indirectly, or in any other way manner shape or form related to the events and/or transactions between these releasing parties on the one hand and the Power parties on the other in connection with the securities of, the business of, the proposed business of, and or any other activities taken or contemplated to be taken in furtherance of the business and/or activities of Power Exploration, Inc., its affiliates and related parties, without limitation.

         3. The parties mutually understand and mutually agree that the considerations of these mutual releases are contractual and not mere recitals and that neither this Release nor any part thereof of shall ever be used or construed as admission of liability on the part of any party whatsoever. It is further understood and agreed that these releases are knowing and voluntary and are executed without reliance upon any statement or representation by any benefitted party or by its respective agents, employees or attorneys concerning the nature or extent of the claims, damages, or legal liabilities attended thereto and that the releases made herein and contained herein are binding upon each of their releasing parties and their successors, assigns, heirs, legal representatives, to and in favor of all parties and entities entitled by law to claim the benefit thereof.

                             GOVERNING LAW AND VENUE
                             -----------------------

         These Releases shall be governed and construed in accordance with the laws of the State of Texas.

         Executed as of this 7th day of February, 2001.

                                 ACKNOWLEDGMENTS
                                 ---------------

         Please sign this Agreement to evidence our mutual understandings and agreements.

                                          /s/M. O. Rife, III
                                         ---------------------------------------
                                         MO. RIFE, III


                                          /s/Joe Bill Bennett
                                         ---------------------------------------
                                         JOE BILL BENNETT



                                         POWER EXPLORATION, INC.

                                         By:  /s/Joe Bill Bennett
                                            ------------------------------------
                                            Joe Bill Bennett, President



AGREEMENT INCLUDING RELEASES OF ALL CLAIMS  -  Page 4
------------------------------------------

                                           /s/Reginald  Lafayette Davis
                                         ---------------------------------------
                                         REGINALD LAFAYETTE DAVIS, Individually,
                                         and as Trustee of the Welborn II Family
                                         Trust

                                         GLOBAL UNIVERSAL, INC. OF DELAWARE

                                         By:  /s/Reginald Lafayette Davis
                                            ------------------------------------
                                            Reginald Lafayette Davis,
                                            Its Authorized Officer


                                           /s/Ronald W. Welborn
                                         ---------------------------------------
                                         Ronald W. Welborn


                                           /s/Henry W. Simon
                                         ---------------------------------------
                                         Henry W. Simon, Jr.


                                           /s/Faun Rowland
                                         ---------------------------------------
                                         Faun Rowland


                                         SIMON, WARNER & DOBY, L.L.P.


                                         By: /s/Henry W. Simon, Jr.
                                            ------------------------------------
                                            ____________________, Member


                                         MOROIL, INC.


                                         By:  /s/M. O. Rife III
                                             -----------------------------------
                                             ___________________, President


                                         RIFE OIL PROPERTIES, INC.


                                         By:  /s/M. O. Rife, III
                                             -----------------------------------
                                             __________________, President



AGREEMENT INCLUDING RELEASES OF ALL CLAIMS  -  Page 5
------------------------------------------

           EXHIBIT A TO THE AGREEMENT INCLUDING RELEASES OF ALL CLAIMS

--------------------------------------------------------------------------------
         Document                       Parties                  Disposition*
         --------                       -------                  -----------
--------------------------------------------------------------------------------
1. Letter Agreement, dated    Genesis Capital Corporation           Destroy
August 16, 2000               and Power Exploration, Inc.
--------------------------------------------------------------------------------
2. Photocopy of Minutes of            Moroil, Inc.                  Destroy
a Special Meeting, dated
July 14, 2000
--------------------------------------------------------------------------------
3. Photocopy of Minutes of            Moroil, Inc.                  Destroy
a Special Meeting, dated
August 10, 2000
--------------------------------------------------------------------------------
4. Photocopy of Certificate   Comptroller of Public                 Destroy
of Account Status, dated      Accounts of the State of
August 10, 2000               Texas (Carol Keeton Rylander)
                              and Moroil, Inc.
--------------------------------------------------------------------------------
5. Termination Agreement,     Ronald W. Welborn and Power           Destroy
dated August 16, 2000         Exploration, Inc.
--------------------------------------------------------------------------------
6. Non-Recourse Promissory    Moroil, Inc. as maker payable    Return to Moroil,
Note, dated August 16, 2000   to the order of Global                 Inc.
                              Universal Inc. of Delaware
--------------------------------------------------------------------------------
7. Security Agreement-        Moroil, Inc. (as debtor) and     Return to Moroil,
Pledge, dated August 15,      Global Universal Inc. of               Inc.
2000                          Delaware (as secured party)
--------------------------------------------------------------------------------
8. Letter Agreement, dated    Reginald Lafayette Davis,             Destroy
August 16, 2000               Individually and as Trustee of
                              the Welborn II Family Trust,
                              Ronald W. Welborn, Henry W.
                              Simon, Jr., Individually and
                              as Representative of Faun
                              Rowland, Global Universal Inc.
                              of Delaware, Simon, Warner &
                              Doby, L.L.P., Power Exploration,
                              Inc., Joe Bill Bennett,
                              Individually, M.O. Rife, III,
                              Individually, Moroil, Inc., and
                              Rife Oil Properties, Inc.
--------------------------------------------------------------------------------
9. Stock Certificate for      Issued by Power Exploration,      Return to Ronald
300,000 shares (No. PEC       Inc. to Ronald Welborn as              Welborn
92491) of Common Stock,       holder
dated March 21, 2000
--------------------------------------------------------------------------------
10. Stock Certificate for     Issued by Power Exploration,      Return to Ronald
100,000 shares (No. PEC       Inc. to Ronald Welborn as              Welborn
92511) of Common Stock,       holder
dated April 28, 2000
--------------------------------------------------------------------------------


AGREEMENT INCLUDING RELEASES OF ALL CLAIMS - Page 7
------------------------------------------

--------------------------------------------------------------------------------
11. Stock Certificate for     Issued by Power Exploration,      Return to Ronald
100,000 shares (No. PEC       Inc. to Ronald Welborn as              Welborn
92510) of Common Stock,       holder
dated April 28, 2000
--------------------------------------------------------------------------------
12. Stock Certificate for     Issued by Power Exploration       Deliver to Power
1,000,000 shares (No. PEC     Inc. to Global Universal, Inc.    Exploration Inc.
92328) of Common Stock,       of Delaware, Inc. as holder
dated December 14, 1999
--------------------------------------------------------------------------------
13. Investment Letter,        To Global Universal, Inc. of          Destroy
dated August 16, 2000         Delaware and Power Exploration,
                              Inc. from James D. Ragland
--------------------------------------------------------------------------------
14. Investment Letter,        To Ronald W. Welborn and Power        Destroy
dated August 16, 2000         Exploration, Inc. from Moroil,
                              Inc.
--------------------------------------------------------------------------------


--------------------

         *In all cases on this Exhibit, the disposition "Destroy" means destruction of the document in escrow thereby evidencing that the transaction related to the document failed to occur. Also, in the case of certain contracts or instruments, the Agreement Including Releases of All Claims has terminated or rescinded the contracts or instruments. Nothing in the Agreement Including Releases of All Claims or this Exhibit A shall prohibit the parties or the Escrow Agent from retaining photocopies of these documents previously delivered to them for their records or for delivery to government agencies as required.